UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2012

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On November 2, 2012, Pixelworks, Inc. (the “Company”) amended and restated the employment agreement between the Company and Mr. Bruce Walicek, the Company's Chief Executive Officer. The amended and restated agreement (the “2012 Employment Agreement”) replaces and supersedes Mr. Walicek's prior agreement, as amended (the “2009 Employment Agreement”). The following summarizes certain material differences between the 2012 Employment Agreement and the 2009 Employment Agreement:

•
The percentage of Mr. Walicek's unvested options and restricted stock units that will accelerate if Mr. Walicek's employment is terminated without “cause” or for “good reason” within a “control change window” (as each of those terms is defined in the 2012 Employment Agreement) was increased from 50% to 100%.

•
If Mr. Walicek's employment is terminated without cause or for good reason during the 12 months following a control change window, he will receive accelerated vesting for any unvested options and restricted stock units that would otherwise have vested during the 12 months following the control change window.

•	The 2012 Employment Agreement is governed by California law and the Company is responsible for the costs of any arbitration proceeding.
The foregoing description of the 2012 Employment Agreement is qualified in its entirety by reference to the full text of the 2012 Employment Agreement which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	2012 Executive Employment Agreement dated November 2, 2012, by and between Pixelworks, Inc. and Bruce Walicek.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	November 6, 2012	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer